EXHIBIT 10(l)

                            DARDEN RESTAURANTS, INC.

              RESTAURANT MANAGEMENT AND EMPLOYEE STOCK PLAN OF 2000

                   (AMENDED AND RESTATED AS OF JULY 26, 2002)


1.       PURPOSE OF THE PLAN

          The purpose of the Darden Restaurants, Inc. Restaurant Management and Employee Stock Plan of 2000 (the "Plan") is to assist Darden Restaurants, Inc., its subsidiaries and affiliates (i.e., entities in which Darden Restaurants, Inc. directly or indirectly owns an equity interest of 25% or more) (collectively, the "Company") in attracting and retaining able employees, including but not limited to restaurant management employees. The Plan is designed to provide incentives and awards to employees who may be responsible for the management, growth and sound development of the restaurants of the Company, and to align the interests of employees with the interests of the Company's stockholders. The Plan allows the Company to award "Stock Options", "Restricted Stock" or "Restricted Stock Units" (hereinafter defined) to its employees in lieu of salary increases or other consideration, compensation or benefits, as an incentive award, or as a bonus, including but not limited to a "sign-on" award or bonus to a new employee at the time of his or her hiring.

2.       EFFECTIVE DATE, DURATION AND SUMMARY OF PLAN

         A.    Effective Date and Duration

               This Plan is effective as of January 1, 2000. Awards may be made under the Plan until January 1, 2004.

         B.    Summary of Stock Option Provisions for Participants

               The stock option ("Stock Option") that may be awarded to an employee under this Plan gives the employee a right to purchase Darden Restaurants, Inc. "Common Stock" (hereinafter defined) at a fixed price at a future date. An employee will receive an option agreement in his or her name. The option agreement will contain the term and other conditions of the option grant, including any consideration the employee will forego or exchange as a condition of the grant. In general, each option agreement will state the number of shares of Darden Restaurants, Inc. Common Stock that the employee can purchase from the Company, the price at which shares may be purchased, and the last date upon which a purchase may be made. An award of Stock Options under this Plan will not result in any taxable income at the time of receipt of the award and the option agreement.

               The price at which the employee may buy Darden Restaurants, Inc. shares will be equal to the market price of the shares on the New York Stock Exchange as of the day of the Stock Option award. If the price of Darden Restaurants, Inc. Common Stock has risen when the Stock Option becomes exercisable, the employee will be able to gain by exercising the Stock Option. The gain would equal the difference between the exercise price of the Stock Option and the market price of Darden Restaurants, Inc. shares on the date the employee buys shares under the terms of the option certificate. This gain would be taxable to the employee at the time of exercise, unless deferred in accordance with the provisions of the Stock Option agreement.

               The employee will never be obligated to buy shares of the Company if he or she does not wish to do so. Once the Stock Option becomes exercisable, the employee can continue to hold it as an employee for its remaining term before making the decision whether or not to buy shares of the Company. After the term of the Stock Option expires, the rights under the Stock Option will lapse and it cannot be used by the employee.

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               In general,  the employee  cannot sell or assign the Stock Option to any other person. The specific provisions covering Stock Option transferability are covered in Section 10 and other portions of the Plan.

3.       ADMINISTRATION OF THE PLAN

          The Plan will be administered by the Compensation Committee of the Company (the "Committee"). The Committee will be comprised solely of non-employee, independent members of the Board of Directors of the Company (the "Board") appointed in accordance with the Company's Articles of Incorporation and By-laws. Subject to the express provisions of the Plan and applicable law, the Committee will have authority to: (i) adopt rules and regulations for carrying out the purpose of the Plan; (ii) select the employees to whom "Awards" (hereinafter defined) will be made; (iii) determine the number of shares to be awarded and the other terms and conditions of Awards in accordance with the provisions of the Plan; (iv) amend the terms and conditions of any Award or agreement relating to any Award, provided, however, that, except as otherwise provided in Section 4 hereof, the Committee shall not reprice, adjust or amend the exercise price of Stock Options previously awarded to any Participant (hereinafter defined), whether through amendment, cancellation and replacement grant, or any other means; (v) determine whether, to what extent and under what circumstances cash, Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; and (v) interpret, construe and implement the provisions of the Plan. In addition, if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), so permits, the Committee may delegate its duties under the Plan, in whole or in part to the Chief Executive Officer and to other senior officers of the Company if so doing will not adversely affect the Plan's exemption from Section 16 of the 1934 Act (or any successor provisions) provided by Rule 16b-3. Notwithstanding the foregoing, only the Committee may select and make other decisions as to Awards to employees who are executives of the Company, provided that officers and directors who are subject to reporting obligations under Section 16 of the 1934 Act are not eligible to receive Awards under this Plan. The Committee (or its permitted delegate) may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to any Award under the Plan in the manner and to the extent it deems necessary. Decisions of the Committee (or its permitted delegate) shall be final, conclusive and binding upon all parties, including the Company, stockholders and employees.

4.       COMMON STOCK SUBJECT TO THE PLAN

          Only the shares of common stock of the Company (without par value) ("Common Stock") held in the Company's treasury may be transferred to the employee upon exercise of a Stock Option, awarded as Restricted Stock, or transferred upon expiration of the restricted period for Restricted Stock Units.

          The Committee, in its discretion, may require, as a condition to the grant of Stock Options, Restricted Stock or Restricted Stock Units (collectively, "Awards"), the deposit of Common Stock owned by the employee receiving such grant, and, if the required deposit is not made or maintained during the required holding period or the applicable restricted period, the forfeiture of such Awards. Required deposits of Common Stock may not be sold, pledged, transferred or assigned during the applicable holding period or restricted period. The Committee may also determine whether any shares issued upon exercise of a Stock Option will be restricted in any manner.

          Subject to the following provisions of this Section 4, the maximum aggregate number of treasury shares of Common Stock authorized under the Plan and for which Awards may be granted is five million four hundred thousand (5,400,000). Upon the expiration, forfeiture, termination or cancellation, in whole or in part, of Restricted Stock Units or unexercised Stock Options, or the forfeiture or other reacquisition by the Company of shares of Restricted Stock, the shares of Common Stock held in the Company's treasury and previously allocated to such Stock Options, Restricted Stock or Restricted Stock Units will again be available for Awards under the Plan. To the extent that any shares of Common Stock covered by an Award are not delivered to a Participant (as hereafter defined) or beneficiary because such shares are used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under

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          the Plan. If the exercise  price of any Stock Option granted under the
          Plan (and/or the applicable tax withholding obligation relating to such exercise) is satisfied by tendering shares of Common Stock to the Company, only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. In addition, any shares of Common Stock that are purchased by the Company in the open market or in private transactions having an aggregate purchase price no greater than the amount of cash proceeds received by the Company from the exercise of Stock Options under the Plan will again be available for Awards under the Plan.

          The number of shares subject to the Plan, the outstanding Awards and the exercise price per share of outstanding Stock Options may be appropriately adjusted by the Committee in the event that:

          (i)  the number of outstanding  shares of Common Stock will be changed
               by   reason   of   split-ups,    spin-offs,    combinations    or
               reclassifications of shares;

          (ii) any stock  dividends  are  distributed  to the  holders of Common
               Stock;

          (iii)the Common Stock is converted into or exchanged for other shares as a result of a merger or consolidation (including a sale of assets) or other recapitalization, or similar events occur that affect the value of the Common Stock; or

          (iv) the Committee determines such adjustments are appropriate to prevent a material dilution or material enlargement of the benefits or potential benefits intended to be made available under the Plan.

5.       ELIGIBLE PERSONS

          Only persons who are employees of the Company shall be eligible to receive Awards under the Plan ("Participants"). No Award will be made to any member of the Committee, any other non-employee director of the Company, or any officer or director subject to the reporting obligations of Section 16 of the 1934 Act.

6.       PURCHASE PRICE OF STOCK OPTION SHARES

          The purchase price for each share of Common Stock that may be purchased under a Stock Option will not be less than 100% of the "Fair Market Value" (hereinafter defined) of the shares of Common Stock on the date of grant. "Fair Market Value", as used in the Plan, equals the mean of the high and low prices of the Common Stock on the New York Stock Exchange on the applicable date.

7.       STOCK OPTION TERM AND TYPE

          The term of any Stock Option may not exceed ten (10) years from the date of grant and will expire as of the close of business on the last day of the designated term, unless terminated earlier under the provisions of the Plan. All Stock Option grants under the Plan are non-qualified stock options governed by Section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

8.       EXERCISE OF STOCK OPTIONS

          A. Except as provided in Sections 12 and 13 ("Change of Control" and "Termination of Employment"), each Stock Option may be exercised no sooner from the date of grant than in increments of one-fourth after one year, one-fourth after two years, one-fourth after three years and one-fourth after four years, subject to the Participant's continued employment with the Company and other terms and conditions prescribed by the Committee. Notwithstanding the foregoing, the Committee (or its delegate) may specify a longer period before a Stock Option may be exercised.

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          B.   A  Participant  exercising a Stock Option must notify the Company prior to 5:00 P.M. EST/EDT on the day of exercise, which must be a business day at the offices of the Company's Restaurant Support Center. The notification of such exercise must include the number of shares to be purchased. At the time of purchase, the Participant must tender the full purchase price of the shares purchased. Until such payment has been made and a certificate (or certificates) for the shares purchased has been issued in the Participant's name, the Participant will possess no stockholder rights with respect to such shares. Payment of the purchase price will be made to the Company as follows, subject to any applicable rules or regulations adopted by the Committee:

               (i) in cash (including check, draft, money order or wire transfer payable to the order of the Company); or

               (ii) through the  delivery of shares of Common Stock owned by the
                    Participant; or

               (iii)to the extent  permitted  by law and  pursuant  to any rules the Committee may adopt, by directing the Company to withhold from any shares of Common Stock to be transferred to the Participant, all or a portion of such shares; or

               (iv) by a combination of (i), (ii) or (iii) above.

               For purposes of determining the amount of a payment under subsections (ii) or (iii), above, the Common Stock will have a value equal to its Fair Market Value on the date of exercise.

          C. The Committee may permit a Participant to elect to defer receipt of all or a portion of the shares of Common Stock issuable upon exercise of a Stock Option, all on such terms and conditions as the Committee shall determine (including through the terms of the FlexComp Plan).

9.      RESTRICTED STOCK AND RESTRICTED STOCK UNITS

          With respect to Awards of Restricted Stock and Restricted Stock Units, the Committee will:

          (i) select Participants to whom Awards will be made, provided that Restricted Stock Units may only be awarded to Company employees who are employed outside the United States;

          (ii) determine the number of shares of Restricted Stock or the number of Restricted Stock Units to be awarded;

          (iii)determine the length of the restricted period, which may not be less than one year, provided, however, that effective for Restricted Stock granted on or after June 1, 2000, the restricted period may be accelerated to less than one year based on performance goals established by the Committee;

          (iv) determine the consideration, if any, to be exchanged by the Participant as a condition to a grant of Restricted Stock or Restricted Stock Units; and

          (v)  determine any restrictions in addition to those set forth in this
               Section 9.

          Any shares of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, by book-entry registration or by issuance of stock certificates. Such shares may be held in escrow.

          Subject to the restrictions set forth in this Section 9, each Participant who receives Restricted Stock will have all rights as a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.

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          Each Participant who receives  Restricted Stock Units will be eligible to receive, at the expiration of the applicable restricted period, one share of Common Stock for each Restricted Stock Unit awarded. The Company will transfer the amount of Common Stock from treasury shares and register a certificate in the name of each such Participant. Participants who receive Restricted Stock Units will have no rights as stockholders with respect to such Restricted Stock Units until such time as share certificates for Common Stock are transferred to the Participants. However, quarterly during the applicable restricted period for all Restricted Stock Units awarded under this Plan, the Company will pay to each such Participant an amount equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on an equivalent number of shares of Common Stock.

          Subject to the provisions of Section 12, for awards of Restricted Stock or Restricted Stock Units that have a deposit requirement, a Participant will be eligible to vest only in those shares of Restricted Stock or Restricted Stock Units for which personally-owned shares are on deposit with the Company as of the date the Participant's employment with the Company terminates.

          The Committee may permit a Participant to elect to transfer shares of Restricted Stock to the Company in exchange for a deferred compensation right or Restricted Stock Units or elect to defer receipt of all or a portion of the shares of Common Stock subject to Restricted Stock Units, all on such terms and conditions as the Committee shall determine (including through the terms of the FlexComp
          Plan).

          The total number of shares of Common Stock issued through the vesting of Awards of Restricted Stock or Restricted Stock Units granted under the Plan will not exceed five percent (5%) of the total number of shares authorized for this Plan. No single Participant will receive Awards of Restricted Stock or Restricted Stock Units under the Plan if, upon vesting, would exceed two percent (2%) of the total number of shares authorized for the Plan.

10.      NON-TRANSFERABILITY

          Except as otherwise provided in Section 9, no shares of Restricted Stock and no Restricted Stock Units may be sold, exchanged, transferred, pledged, or assigned during the restricted period. A Participant may not sell, exchange, transfer, pledge or assign any Stock Options awarded under this Plan except (i) by the Participant's last will and testament through the executor or legal representative of the deceased Participant's estate or (ii) by the applicable laws of descent and distribution, or (iii) by gift to a "family member", as defined by the Committee, from a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act and is eligible for retirement (age 55 with 10 years of service) at the time of the gift. Stock Options granted under this Plan may be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative. After death, such Stock Options may be exercised in accordance with Section 13B. Other than as set forth in this Plan, no Award under the Plan will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to the contrary will be void.

11.      WITHHOLDING TAXES

          As conditions precedent to the obligations of the Company to deliver shares of Common Stock upon the exercise of a Stock Option, and to transfer shares of unrestricted Common Stock from the treasury upon the vesting of Restricted Stock or Restricted Stock Units, the Participant must pay to the Company cash in an amount equal to all required federal, state, local and foreign withholding taxes.

          Notwithstanding the foregoing, to the extent permitted by law and pursuant to any rules the Committee may adopt, a Participant may authorize and direct the Company to satisfy any such tax withholding requirement by withholding the number of shares sufficient to satisfy the withholding obligation from the Common Stock to be transferred to the Participant.


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12.      CHANGE OF CONTROL

          Each outstanding Stock Option will become immediately and fully exercisable for a period of six (6) months following the date of any of the following occurrences (each called a "Change of Control"):

          (i) if any person (including a group as defined in Section 13(d)(3) of the 1934 Act) becomes, directly or indirectly, the beneficial owner of twenty percent (20%) or more of the shares of the Company entitled to vote for the election of directors;

          (ii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

          (iii)the stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.

          After such six-month period, the normal option exercise provisions of the Plan will govern. If a Participant is terminated as an employee of the Company within two (2) years after any of the events specified in
          (i), (ii) or (iii), his or her outstanding Stock Options on the date of termination will become immediately exercisable for a period of three (3) months.

          For Stock  Option  grants that  require the deposit of  employee-owned
          Common Stock as a condition to obtaining rights and that are outstanding as of the date of any such Change of Control, (a) the deposit requirement will terminate on the date of the Change of Control and deposited stock will be promptly returned to the Participant, and (b) any restrictions on the sale of shares issued upon the exercise of any such Stock Option will lapse.

          In the event of a Change of Control, a Participant will vest in all shares of Restricted Stock and Restricted Stock Units effective on the date of the Change of Control, and any matching deposits of Common Stock will be promptly returned to the Participant.

13.      TERMINATION OF EMPLOYMENT

          A.   Termination of Employment

               If the Participant's employment with the Company terminates for any reason other than as specified in this Section 13, the Participant's Stock Options will terminate three (3) months after such termination and all shares of Restricted Stock and all Restricted Stock Units that are subject to restriction on the termination date will be forfeited by the Participant to the Company. In the event a Participant's employment with the Company is terminated for the convenience of the Company, as determined by the Committee, the Committee (or its delegate), in its (or its delegate's) sole discretion, may vest the Participant in all or any portion of outstanding Stock Options (which shall become exercisable) and/or shares of Restricted Stock or Restricted Stock Units awarded to such Participant, effective as of the date of such termination or according to any other schedule that the Committee (or its delegate) deems appropriate.

               In addition, and notwithstanding the foregoing provisions of this
               Section 13A, effective for Stock Options granted on or after March 21, 2001, if a Participant's employment with the Company is terminated for the convenience of the Company and for reasons other than cause (as determined by the Committee), and the Participant's combined age and years of service with the Company equal at least 70 at the time of such termination, then the Participant's Stock Options that would have vested within two years from the date of termination shall vest and become immediately

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               exercisable,   and  shall  expire  on  the  earlier  of  (i)  the
               expiration date of such Stock Options, or (ii) two years following the termination of employment.

          B.   Death

               If a Participant dies while employed by the Company, any Stock Option previously granted under this Plan may be exercised by the following persons to the full extent that such Stock Option could have been exercised by the Participant immediately prior to death: (i) by the person (which may include any individual, corporation, partnership, association or trust) designated in the Participant's last will and testament or, (ii) in the absence of such designation, by the executor or administrator of the Participant's estate, or (iii) by the person to whom the Stock Option has been transferred to by such executor or administrator pursuant to Section 10, or (iv) by the donee of a Stock Option made pursuant to Section 10 (iii). Outstanding Stock Option grants that are not otherwise exercisable as of the date of death will vest and become exercisable in a pro-rata amount, based on the ratio that the number of full months of employment completed during the Stock Option's vesting period, from the date of grant to the date of death, bears to the number of full months in the Stock Option's vesting period.

               If a Participant dies while employed by the Company, his or her Stock Option grants conditioned on a deposit of employee-owned Common Stock may be exercised as provided in the first paragraph of this Section 13B, subject to the following special conditions:

               (i) any restrictions on the sale of shares issued upon the exercise of any such Stock Option will cease; and

               (ii) any employee-owned Common Stock deposited by the Participant as a condition to the Stock Option grant will be promptly returned to the person (which may include any individual, corporation, partnership, association or trust) designated in the Participant's last will and testament or, in the absence of such designation, to the Participant's estate, and all requirements regarding deposit by the Participant will terminate.

          A Participant who dies during any applicable restricted period will vest in a proportionate number of shares of Restricted Stock or Restricted Stock Units, effective as of the date of death. The proportionate vesting will be based on the ratio that the number of full months of employment completed during the restricted period prior to the date of death bears to the number of full months in the applicable restricted period.

          C.   Retirement

               The Committee will determine, at the time of grant, the treatment of a Stock Option upon the retirement of the Participant. Unless other terms are specified in the original Stock Option grant, and except for Stock Options granted on or after March 21, 2001, a Participant who retires from the Company at or after age 55, with 10 years of service with the Company, may exercise the Stock Option according to its original terms and conditions. For Stock Option grants conditioned on the deposit of employee-owned Common Stock, any restrictions on the sale of shares issued upon the exercise of any such Stock Option will lapse on the date of retirement of a Participant at or after age 55 with 10 years of service with the Company. Effective for Stock Options granted on or after March 21, 2001, if a Participant retires on or after reaching age 55 with 10 years of service with the Company, then upon such retirement, such Stock Options shall fully vest and become immediately exercisable and retain the same Expiration Date as determined at the time of grant.

               A Participant shall be fully vested in all shares of Restricted Stock or Restricted Stock Units upon attainment of age 65 (unless any such award specifically provides otherwise).

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               Unless the applicable Award provides otherwise, a Participant who retires at or after age 55 with 10 years of service with the Company, but prior to age 65, during any applicable restricted period may elect either of the following alternatives for Restricted Stock or Restricted Stock Units:

               (a) leave employee-owned shares on deposit with the Company and vest in all shares of Restricted Stock or Restricted Stock Units, effective as of the earlier of the date the
                    Participant attains age 65 or the expiration of the applicable restricted period; or

               (b) withdraw employee-owned shares and vest in a proportionate number of shares of Restricted Stock or Restricted Stock Units as of the date the shares on deposit are withdrawn. The proportionate vesting will be based on the ratio that the number of full months of employment completed during the restricted period prior to the date of retirement bears to the number of full months in the applicable restricted period.

          D.   Spin-offs

               If termination of employment is due to the cessation, transfer, or spin-off of a complete line of business of the Company, the Committee, in its sole discretion, may determine the treatment of all outstanding Awards under the Plan.

          E.   Non-Competition

               Effective for Stock Options granted on or after June 21, 1999, recipients of such Stock Options shall not, for a period of two years following termination of their employment with the Company for any reason whatsoever (including retirement), directly or indirectly, (i) own, manage or operate, be employed by, or render consulting, advisory or other services to, any enterprise, corporation or business that owns or operates casual dining restaurants, anywhere in the United States or Canada (a
               "Competitor"), or (ii) solicit or induce any person who is an employee of the Company to own, manage or operate, be employed by, or render consulting, advisory or other services to, a Competitor. Notwithstanding anything to the contrary contained in paragraphs A through D of this Section 13, upon violation by a Participant of the non-compete provisions of this paragraph E, all of such Participant's outstanding Stock Options will expire on the earlier of (i) the expiration date of the Stock Options, or (ii) three months following the date of employment with a Competitor or other prohibited competitive action.

14.      AMENDMENTS OF THE PLAN

          The Plan may be terminated, modified, or amended by the Board of Directors of the Company or, subject to the limitations of its delegated authority, by the Committee. In addition, the Committee may from time to time prescribe, amend and rescind rules and regulations relating to the Plan. Subject to approval of the Board of Directors, the Committee may at any time terminate or suspend the operation of the Plan, provided that the Committee may take no action without the approval of the Board of Directors of the Company that would:

          (i) materially increase the number of shares that may be issued under the Plan;

          (ii) materially increase the benefits accruing to Participants under the Plan; or

          (iii) materially modify the requirements as to eligibility for participating in the Plan.

          The Board of Directors will have authority to cause the Company to take any action related to the Plan that may be required to comply with the provisions of the Securities Act of 1933, as amended, the 1934 Act, and the rules and regulations prescribed by the Securities and Exchange Commission. Any such action will be at the expense of the Company.

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          Except as provided for in the preceding, no termination, modification, suspension, or amendment of the Plan shall alter or impair the rights of any Participant pursuant to a prior Award without the consent of the Participant. There is no obligation for uniformity of treatment of Participants under the Plan.

15.      FOREIGN JURISDICTIONS; GOVERNING LAW

          If not inconsistent with the intent of the Plan, the Committee may adopt, amend, and terminate such arrangements as it may deem necessary or desirable to provide tax advantages or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws. Notwithstanding the foregoing, the provisions of this Plan are to be construed under, and governed by, the laws of the State of Florida.

16.      NOTICE

          All notices to the Company regarding the Plan must be in writing and will be effective when actually received by the Company. Notices must be sent to:

                  Darden Restaurants, Inc.
                  5900 Lake Ellenor Dr.
                  Orlando, FL 32809
                  Attn:  General Counsel

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